UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 15, 2008
HERCULES OFFSHORE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

9 GREENWAY PLAZA, SUITE 2200
HOUSTON, TEXAS (Address of principal executive offices)	77046 (Zip code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Randal R. Reed resigned as President of Hercules Liftboat Company, LLC, a subsidiary of Hercules Offshore, Inc. (the “Company”), effective December 15, 2008. In connection with Mr. Reed’s resignation, the Company and Mr. Reed entered into a separation agreement (the “Separation Agreement”) that provides Mr. Reed with the payments and benefits that he would have been entitled to receive under his employment agreement had he been terminated by the Company without cause, including a $312,401 lump-sum cash payment, and the accelerated vesting of 20,000 stock options that were granted on February 12, 2007 and 5,200 stock options that were granted on February 14, 2008. The Separation Agreement also includes customary release of claims by Mr. Reed and mutual non-disparagement covenants.
     The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
     (c) On December 15, 2008, the Company appointed Mr. Todd Pellegrin, age 43, as the Company’s Vice President of Worldwide Liftboat Operations, effective immediately. Since June 2008, Mr. Pellegrin has served as Vice President of International Liftboats. Prior to this appointment, Mr. Pellegrin was Managing Director for the West Africa Region since July 2007 and was Managing Director of Hercules Offshore Nigeria from March 2006 to July 2007. Mr. Pellegrin was the Managing Director of Danos & Curole Nigeria, Ltd. from January 2004 to February 2006. From August 1998 to December 2003, he served in several capacities for Danos & Curole, including International Business Development Representative. In connection with this appointment, Mr. Pellegrin’s salary is being increased from $190,000 to $240,000.
     Also on December 15, 2008, the Company announced that Mr. James W. Noe is assuming responsibility for managing the Company’s Delta Towing division. Mr. Noe will also continue serving as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company.
     The Company also entered into new employment agreements with its executive officers, each with an effective date of December 15, 2008. These agreements supersede and replace the employment agreements each of these individuals had in place with the Company prior to the effective date. Summaries of the agreements are as follows:
     John T. Rynd
     The employment agreement with Mr. Rynd provides for, among other things, (i) an annual base salary at least equal to twelve times the highest monthly base salary paid or payable to Mr. Rynd in the previous twelve months, which is not to be lower than $700,000, and (ii) the opportunity to receive an annual performance bonus of up to 200% of his annual base salary, with a target bonus, which may be increased but not decreased, of 100% of his annual base salary.

     Lisa W. Rodriguez
     The employment agreement with Ms. Rodriguez provides for, among other things, (i) an annual base salary at least equal to twelve times the highest monthly base salary paid or payable to Ms. Rodriguez in the previous twelve months, which is not to be lower than $400,000, and (ii) the opportunity to receive an annual performance bonus of up to 140% of her annual base salary, with a target bonus, which may be increased but not decreased, of 70% of her annual base salary.
     James W. Noe
     The employment agreement with Mr. Noe provides for, among other things, (i) an annual base salary at least equal to twelve times the highest monthly base salary paid or payable to Mr. Noe in the previous twelve months, which is not to be lower than $375,000, and (ii) the opportunity to receive an annual performance bonus of up to 120% of his annual base salary, with a target bonus, which may be increased but not decreased, of 60% of his annual base salary, beginning in fiscal 2009.
     Terrell L. Carr
     The employment agreement with Mr. Carr provides for, among other things, (i) an annual base salary at least equal to twelve times the highest monthly base salary paid or payable to Mr. Carr in the previous twelve months, which is not to be lower than $305,000, and (ii) the opportunity to receive an annual performance bonus of up to 100% of his annual base salary, with a target bonus, which may be increased but not decreased, of 50% of his annual base salary, beginning in fiscal 2009.
     Todd Pellegrin
     The employment agreement with Mr. Pellegrin provides for, among other things, (i) an annual base salary at least equal to twelve times the highest monthly base salary paid or payable to Mr. Pellegrin in the previous twelve months, which is not to be lower than $190,000, and (ii) the opportunity to receive an annual performance bonus of up to 100% of his annual base salary, with a target bonus, which may be increased but not decreased, of 50% of his annual base salary, beginning in fiscal 2009.
     Troy L. Carson
     The employment agreement with Mr. Carson provides for, among other things, (i) an annual base salary at least equal to twelve times the highest monthly base salary paid or payable to Mr. Carson in the previous twelve months, which is not to be lower than $200,000, and (ii) the opportunity to receive an annual performance bonus of up to 80% of his annual base salary, with a target bonus, which may be increased but not decreased, of 40% of his annual base salary, beginning in fiscal 2009.
     These employment agreements also provide severance benefits in the event that the executive officer’s employment is terminated in certain circumstances. These severance benefits include the following:

•	If there is no “change of control” (as defined in the agreement) of the Company, in the event that the executive officer’s employment is terminated without “cause” (as defined in the agreement), or if such officer terminates the agreement for “good reason” (as defined in the agreement), the executive officer will receive a lump-sum payment equal to the multiple below of the sum of (x) such officer’s annual base salary, and (y) such officer’s bonus paid or payable with respect to the most recently completed fiscal year. The agreements also provide for 18 months of company-paid group health coverage.

Executive Officer	Multiple
Mr. Rynd	2.0
Ms. Rodriguez	2.0
Mr. Noe	2.0
Mr. Carr	1.5
Mr. Pellegrin	1.5
Mr. Carson	1.5
•	Following a change of control of the Company, in the event the executive officer’s employment is terminated without cause, or if such officer terminates his employment for good reason, such officer will receive a lump-sum payment equal to the multiple below times the sum of (x) such officer’s annual base salary, and (y) the target bonus payable for the year in which the termination occurs.

Executive Officer	Multiple
Mr. Rynd	3.0
Ms. Rodriguez	2.5
Mr. Noe	2.5
Mr. Carr	2.5
Mr. Pellegrin	2.0
Mr. Carson	2.0
     Termination without cause or by the executive officer for good reason within two years following a change of control will also result in acceleration of vesting and exercisability of all outstanding equity awards. The executive officer will be entitled to a tax gross-up related to certain excise taxes which may be imposed in connection with the change in control. The agreements also provide for certain benefits in the event the executive officer’s employment is terminated as a result of his death or disability.
     The foregoing summaries of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

10.1	Separation Agreement, dated December 15, 2008, between the Company and Randal R. Reed

10.2	Executive Employment Agreement, dated December 15, 2008, between the Company and John T. Rynd

10.3	Executive Employment Agreement, dated December 15, 2008, between the Company and Lisa W. Rodriguez

10.4	Executive Employment Agreement, dated December 15, 2008, between the Company and James W. Noe

10.5	Executive Employment Agreement, dated December 15, 2008, between the Company and Terrell L. Carr

10.6	Executive Employment Agreement, dated December 15, 2008, between the Company and Todd Pellegrin

10.7	Executive Employment Agreement, dated December 15, 2008, between the Company and Troy L. Carson

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: December 19, 2008	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated December 15, 2008, between the Company and Randal R. Reed

10.2	Executive Employment Agreement, dated December 15, 2008, between the Company and John T. Rynd

10.3	Executive Employment Agreement, dated December 15, 2008, between the Company and Lisa W. Rodriguez

10.4	Executive Employment Agreement, dated December 15, 2008, between the Company and James W. Noe

10.5	Executive Employment Agreement, dated December 15, 2008, between the Company and Terrell L. Carr

10.6	Executive Employment Agreement, dated December 15, 2008, between the Company and Todd Pellegrin

10.7	Executive Employment Agreement, dated December 15, 2008, between the Company and Troy L. Carson